UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 22, 2007

FIRST PULASKI NATIONAL CORPORATION
 (Exact name of registrant as specified in charter)

Tennessee                                  0-10974                                       62-1110294
(State or other jurisdiction of                  (Commission                                               (IRS Employer
       incorporation)                                          File Number)                                            Identification No.)

206 South First Street
Pulaski, Tennessee                                                                         38478
 (Address of principal executive offices)                                                                          (Zip Code)

(931) 363-2585
 (Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

       Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

            Item 8.01  Other Events.

       On August 21, 2007, the Board of Directors of First Pulaski National Corporation, a Tennessee corporation (the "Company"), approved a plan authorizing the management of the Company to repurchase up to $5,000,000 of the Company's common stock from shareholders desiring to liquidate their shares in either the open market or through privately negotiated transactions. This repurchase plan will take effect upon the purchase by the Company of shares having a total dollar amount equal to $5,000,000 in the aggregate under the Company's current repurchase program which was approved by the Board of Directors on December 21, 2004, with an effective date of December 31, 2004. As of August 21, 2007, $721,490 remained available for repurchase under the current plan. This new stock repurchase plan does not have an expiration date and unless terminated earlier by resolution of the Company's Board of Directors, will expire when the Company has repurchased shares having a value equal to $5,000,000.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                                                FIRST PULASKI NATIONAL CORPORATION

                                                                                                By: /s/ Mark A. Hayes
                                                                                                      Mark A. Hayes
                                                                                                      Chief Executive Officer

Date: August 22, 2007